CREDIT AGREEMENT


     THIS AGREEMENT is entered into as of March 18, 1997, by and between ELMER'S RESTAURANTS, INC., an Oregon corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                    RECITALS

     WHEREAS, Borrower is indebted to Bank pursuant to that certain Amended and Restated Loan Agreement dated as of June 7, 1991, entered between Borrower and First Interstate Bank of Oregon, N.A., to which Bank is the successor by merger, as amended from time to time (the "1991 Agreement"); and

     WHEREAS, Borrower has requested from Bank a new term credit accommodation, and Bank has agreed to grant said new credit to Borrower on the terms and conditions contained herein, and on the condition that all Borrower's credits outstanding under the 1991 Agreement as of the date hereof be subject to said terms and conditions.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

                                    ARTICLE I

                                   THE CREDITS

     SECTION 1.1. CANCELLATION OF 1991 AGREEMENT. The 1991 Agreement shall be cancelled and superseded by this Agreement as of the date first written above.

     SECTION 1.2. TERM LOAN A.

          (a) Term Loan A. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make a loan to Borrower in the principal amount of One Hundred Thirty Thousand Dollars ($130,000.00) ("Term Loan A"), the proceeds of which shall be used to refinance a short-term loan granted by Bank to Borrower to finance Borrower's repurchase of stock from Dale Elmer. Borrower's obligation to repay Term Loan A shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Term Note A"), all terms of which are incorporated herein by this reference.

          (b) Repayment. The principal amount of Term Loan A shall be repaid in accordance with the provisions of Term Note A.
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          (c) Prepayment. Borrower may prepay principal on Term Loan A at any time, in any amount and without penalty. All prepayments of principal shall be applied on the most remote principal installment or installments then unpaid.

     SECTION 1.3. TERM LOAN B.

          (a) Term Loan B. Bank has made a loan to Borrower in the original principal amount of One Million Three Hundred Nine Thousand Seven Hundred Seventy-Eight and 21/100 Dollars ($1,309,778.21) ("Term Loan B"), on which the outstanding principal balance as of the date of this Agreement is $966,741.02. Subject to the terms and conditions of this Agreement, Bank hereby agrees that Term Loan B remains in full force and effect. Borrower's obligation to repay Term Loan B are evidenced by a promissory note substantially in the form of Exhibit B attached hereto ("Term Note B"), all terms of which are incorporated herein by this reference. Any reference in Term Note B to any prior loan agreement between Borrower and Bank shall be deemed a reference to this Agreement.

          (b) Repayment. The principal amount of Term Loan B shall continue to be repaid in accordance with the provisions of Term Note B.

          (c) Prepayment. Borrower may prepay principal on Term Loan B at any time, in any amount and without penalty. All prepayments of principal shall be applied on the most remote principal installment or installments then unpaid.

     SECTION 1.4. INTEREST/FEES.

          (a) Interest. The outstanding principal balances of Term Loan A and Term Loan B (each, a "Credit" and collectively, the "Credits") shall bear interest the rates per annum set forth, respectively, in Term Note A and Term Note B (collectively, the "Notes").

          (b) Computation and Payment. Interest on Term Loan A shall be computed on the basis of a 360-day year, actual days elapsed, and interest on Term Loan B shall continue to be computed on the basis of a 365-day or 366-day year, as applicable, actual days elapsed. Interest on the Credits shall be payable at the times and place set forth in the Notes.

          (c) Term Loan A Fee. Borrower shall pay to Bank a non-refundable fee for Term Loan A of Six Hundred Fifty Dollars ($650.00), which fee shall be due and payable in full upon signing this Agreement.

     SECTION 1.5. COLLATERAL. As security for all indebtedness of Borrower to Bank subject hereto, Borrower hereby grants to Bank security interests of first priority in all Borrower's accounts receivable and other rights to payment, general intangibles, inventory and equipment. All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements and other documents as Bank shall reasonably

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require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.

     SECTION 1.6. GUARANTIES. All indebtedness of Borrower to Bank under each Credit shall be guaranteed by each of Annko, Inc. and Elmer's Pancake & Steak House, Inc., as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Bank.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

     SECTION 2.1. LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the state of Oregon, and is qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

     SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement, the Notes, and each other document, contract and instrument required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

     SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

     SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

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     SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of
Borrower dated September 30, 1996, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

     SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

     SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

     SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

     SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

     SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

     SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive

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Environmental Response, Compensation and Liability Act of 1980, the Superfund
Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

                                   ARTICLE III

                                   CONDITIONS

     SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to grant any of the Credits is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

          (a) Approval of Bank Counsel. All legal matters incidental to the granting of each of the Credits shall be satisfactory to Bank's counsel.

          (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

              (i)      This Agreement and the Notes from Borrower.
              (ii)     Corporate Borrowing Resolution from Borrower.
              (iii) Corporate Resolution: Guaranty from each guarantor named herein for each guaranty required by Section 1.6 hereof.
              (iv) Certificate of Incumbency from Borrower and from each guarantor named herein.
              (v)      All Security Agreements, UCC Financing
                       Statements and other documents required for the creation and perfection of the security interests required by Section 1.5 hereof.
              (vi)     All guaranties required by Section 1.6 hereof.
              (vii) Such other documents as Bank may require under any other Section of this Agreement.

          (c) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower or any guarantor hereunder, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower or any such guarantor.

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          (d) Insurance. Borrower shall have delivered to Bank evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

     SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

          (a) Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

          (b) Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.

                                   ARTICLE IV

                              AFFIRMATIVE COVENANTS

     Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

     SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

     SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

     SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

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          (a) not later than 120 days after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by an independent certified public accountant acceptable to Bank, to include balance sheet and income statement;

          (b) not later than 60 days after and as of the end of each fiscal quarter, a financial statement of Borrower, prepared by Borrower, to include balance sheet and income statement;

          (c) from time to time such other information as Bank may reasonably request.

     SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

     SECTION 4.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

     SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

     SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

     SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower in excess of $300,000.00 whether or not covered by insurance.

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     SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

          (a) Total Liabilities divided by Tangible Net Worth not at any time greater than 3.25 to 1.0, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt and deferred taxes, and with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

          (b) EBITDA Coverage Ratio not less than 1.3 to 1.0 as of each fiscal quarter end, measured on a rolling four-quarter basis and commencing with Borrower's fiscal quarter ending December 31, 1996, with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense, and with "EBITDA Coverage Ratio" defined as EBITDA divided by the aggregate of total interest expense plus the prior period current maturity of long-term debt and the prior period current maturity of subordinated debt.

     SECTION 4.10. NOTICE TO BANK. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $300,000.00.

                                    ARTICLE V

                               NEGATIVE COVENANTS

     Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

     SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any of the Credits except for the purposes stated in Article I hereof.

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     SECTION 5.2. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

     SECTION 5.3. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.

     SECTION 5.4. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except: (a) any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof, and (b) additional loans or advances to and investments in wholly-owned subsidiaries of Borrower.

     SECTION 5.5. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except: (a) any of the foregoing in favor of Bank;
(b) any of the foregoing which is existing as of, and disclosed to Bank in writing prior to, the date hereof; (c) liens for sums not yet due which are incurred by Borrower in the ordinary course of its business; and (d) purchase money security interests in equipment.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

     SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

          (a) Borrower shall fail to pay within five (5) days following the date due any principal, interest, fees or other amounts payable under any of the Loan Documents.

          (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

          (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of thirty (30) days

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from the first to occur of (i) the date any officer of Borrower first knew of such default, or (ii) the date Bank gives written notice of such default to Borrower.

          (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower or any guarantor hereunder has incurred any debt or other liability to Bank, or has incurred any debt or other liability to any other person or entity in a principal amount of at least Three Hundred Thousand Dollars ($300,000.00), if such default gives to the holder the right to accelerate the obligation in default.

          (e) The filing of a notice of judgment lien against Borrower or any guarantor hereunder; or the recording of any abstract of judgment against Borrower or any guarantor hereunder in any county in which Borrower or such guarantor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any guarantor hereunder; or the entry of a judgment against Borrower or any guarantor hereunder; provided however, that the foregoing shall only constitute an Event of Default hereunder if the related judgment involves at least Three Hundred Thousand Dollars ($300,000.00) and is not satisfied or stayed within thirty (30) days following the entry thereof.

          (f) Borrower or any guarantor hereunder shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any guarantor hereunder shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any guarantor hereunder, or Borrower or any such guarantor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any such guarantor shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any such guarantor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

          (g) The dissolution or liquidation of Borrower or any guarantor hereunder; or Borrower or any such guarantor, or any of their directors or stockholders, shall take action seeking to effect the dissolution or liquidation of Borrower or such guarantor.

          (h) Any change in ownership during the term of this Agreement of an aggregate of twenty-five percent (25%) or more of the common stock of Borrower, other

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than transfers of common stock by Anita Goldberg for estate planning purposes to family trusts or other similar estate planning entities so long as, following any such transfer, Anita Goldberg directly or indirectly controls shares of the common stock of Borrower in an amount not less than the number of shares controlled prior to such transfer.

     SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default and so long as such Event of Default is continuing: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option, without notice for any default under
Section 6.1(f) hereof and upon written notice from Bank to Borrower (which may be same-day notice) for any other default, become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any of the Credits and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

     SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

         BORROWER:         ELMER'S RESTAURANTS, INC.
                           PO Box 16938
                           Portland, OR  97292-0938; or
                           11802 SE Stark
                           Portland, OR  97216

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         BANK:             WELLS FARGO BANK, NATIONAL ASSOCIATION
                           Portland Regional Commercial Banking Office
                           1300 SW Fifth Avenue
                           Portland, OR  97201

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

     SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

     SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any of the Credits, Borrower or its business, any guarantor hereunder or the business of such guarantor, or any collateral required hereunder.

     SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to the Credits and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

     SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party

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
beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

     SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

     SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     SECTION 7.9. CONTROLLING AGREEMENT. To the extent there exists an express conflict between any provisions of this Agreement and any provisions of any other Loan Document, the provisions of this Agreement shall control.

     SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

     SECTION 7.11. ARBITRATION.

          (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

          (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Oregon selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C.
ss. 91 or any similar applicable state law.

          (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

          (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the Oregon State Bar or retired judges of the state or federal judiciary of Oregon, with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Oregon, (ii) may grant any remedy or relief that a court of the state of Oregon could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Oregon Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $1,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $1,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $1,000,000. Any Dispute in which the amount in controversy exceeds $1,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

          (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $5,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Oregon, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of Oregon. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Oregon.

          (f) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                            WELLS FARGO BANK,
ELMER'S RESTAURANTS, INC.                     NATIONAL ASSOCIATION


By:  ANITA GOLDBERG                         By: TERESA LEWIS
     ----------------------------------         --------------------------------
     Anita Goldberg                             Teresa Lewis
     President                                  Relationship Manager

                                    EXHIBIT A

WELLS FARGO BANK                                                       TERM NOTE

$130,000.00                                                     Portland, Oregon
                                                                  March 18, 1997


     FOR VALUE RECEIVED, the undersigned ELMER'S RESTAURANTS, INC. ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Portland RCBO, 1300 SW Fifth Avenue, T-19, Portland, Oregon 97201, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of $130,000.00, with interest thereon as set forth herein.

INTEREST:

     (a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a rate per annum .75000% above the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

     (b) Payment of Interest. Interest accrued on this Note shall be payable on the 6th day of each month, commencing April 6, 1997.

     (c) Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to 4% above the rate of interest from time to time applicable to this Note.

REPAYMENT AND PREPAYMENT:

     (a) Repayment. Principal shall be payable on the 6th day of each month in installments of $2,708.33 each, commencing April 6, 1997, and continuing up to and including February 6, 2001, with a final installment consisting of all remaining unpaid principal due and payable in full on March 6, 2001.

     (b) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.


1 - TERM NOTE

     (c) Prepayment. Borrower may prepay principal on this Note at any time, in any amount and without penalty. All prepayments of principal shall be applied on the most remote principal installment or installments then unpaid.

EVENTS OF DEFAULT:

     This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of March 18, 1997, as amended from time to time (the "Credit Agreement"). Any default in the payment of any installment of principal or interest under this Note within five
(5) days following the date due, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

     (a) Remedies. Upon the occurrence of any Event of Default as defined in the Credit Agreement and so long as such Event of Default is not continuing, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

     (b) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

     (c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the state of Oregon.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR


2 - TERM NOTE

HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

ELMER'S RESTAURANTS, INC.



By: ANITA GOLDBERG
    -----------------------------------
    Anita Goldberg
    President


3 - TERM NOTE

                                    EXHIBIT B

                                 PROMISSORY NOTE

$1,309,778.21                                                  Portland, Oregon
                                                                   May 17, 1995


     FOR VALUE RECEIVED, the undersigned promises to pay in lawful money of the United States of America, to the order of FIRST INTERSTATE BANK OF OREGON, N.A. ("Bank"), at its Eastside Commercial Banking Center ("ESCBC"), the principal sum of One Million Three Hundred Nine Thousand Seven Hundred Seventy-Eight and 21/100 Dollars ($1,309,778.21), together with interest thereon from the date hereof at the rate of three-quarters of one percent (0.75%) per annum above Bank's Prime Rate, fully floating. "Prime Rate" means Bank's publicly announced prime rate which is a base rate used to price some loans. It may not be the lowest rate at which Bank makes any loan. Each change in said rate is to become effective on the effective date of each change announced by Bank. Interest shall be computed on the outstanding principal amount on the basis of a 365-day or 366-day year, as applicable, and actual days elapsed.

     This Note shall be payable in equal, consecutive monthly installments of principal of Fifteen Thousand Five Hundred Ninety-Two and 60/100 Dollars ($15,592.60), commencing June 10, 1995, and thereafter on the tenth (10th) day of each month and until May 10, 2000 ("Maturity Date") when the aggregate unpaid principal amount on this Note, together with unpaid accrued interest thereon, shall be due and payable in full.

     This Note may be prepaid by the undersigned at any time, in whole or in part, without premium or penalty.

     All payments shall be made directly to Bank, and the final payment shall be made in immediately available funds. All payments hereunder shall be applied first to interest, then to principal. If the amount paid in any installment be less than the accrued interest then due, the excess of interest shall be added to and become part of the principal, and interest shall be charged thereon to the extent permitted by applicable laws.

     Upon the occurrence of an Event of Default (as defined in the Loan Agreement), then, at the option of the holder of this Note, upon prior written notice, the entire indebtedness represented hereby shall immediately become due and payable. Failure or delay of the holder to exercise this option shall not constitute a waiver of the right to exercise the same in the event of subsequent default, or in the event of continuance of any existing default after demand for the performance of the terms hereof.


1 - PROMISSORY NOTE

     Undersigned shall pay upon demand any and all expenses, including reasonable attorneys' fees, incurred or paid by the holder of this Note after the occurrence of an Event of Default (or an event which, with the giving of notice or lapse of time, or both, would become an Event of Default) and so long as such event is continuing, without suit or action in attempting to collect funds due under this Note. In the event an action or arbitration is instituted in connection with the collection of this Note, the prevailing party shall be entitled to recover, at trial or on appeal or at arbitration, such sums as the court or arbitrator may adjudge reasonable as attorneys' fees, in addition to costs and necessary disbursements.

     All parties to this Note hereby waive presentment, dishonor, notice of dishonor, and protest. All parties hereto hereby consent to, and the holder hereof is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof or thereof, or the taking or release of collateral securing this Note. The liability of all parties on this Note shall not be discharged by any action consented to above taken by any holder of this Note.

     This Note is made with reference to, and is to be construed in accordance with, the laws of the State of Oregon.

     This Note is subject to the terms and conditions of that certain loan agreement dated as of June 7, 1991, between the undersigned and Bank, as amended from time to time ("Loan Agreement"), and the repayment of this Note is guaranteed by the Subsidiaries (as defined in the Loan Agreement) of the undersigned and is secured by the collateral described in the Security Agreements (as defined in the Loan Agreement) dated the date hereof and executed by the undersigned and the Subsidiaries.

                                       ELMER'S RESTAURANT, INC.



                                       By:  HERMAN GOLDBERG
                                            ------------------------------------
                                            President


2 - PROMISSORY NOTE

WELLS FARGO BANK                                                       TERM NOTE

$130,000.00                                                     Portland, Oregon
                                                                  March 18, 1997


     FOR VALUE RECEIVED, the undersigned ELMER'S RESTAURANTS, INC. ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Portland RCBO, 1300 SW Fifth Avenue, T-19, Portland, Oregon 97201, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of $130,000.00, with interest thereon as set forth herein.

INTEREST:

     (a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a rate per annum .75000% above the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

     (b) Payment of Interest. Interest accrued on this Note shall be payable on the 6th day of each month, commencing April 6, 1997.

     (c) Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to 4% above the rate of interest from time to time applicable to this Note.

REPAYMENT AND PREPAYMENT:

     (a) Repayment. Principal shall be payable on the 6th day of each month in installments of $2,708.33 each, commencing April 6, 1997, and continuing up to and including February 6, 2001, with a final installment consisting of all remaining unpaid principal due and payable in full on March 6, 2001.

     (b) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.


3 - PROMISSORY NOTE

     (c) Prepayment. Borrower may prepay principal on this Note at any time, in any amount and without penalty. All prepayments of principal shall be applied on the most remote principal installment or installments then unpaid.

EVENTS OF DEFAULT:

     This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of March 18, 1997, as amended from time to time (the "Credit Agreement"). Any default in the payment of any installment of principal or interest under this Note within five
(5) days following the date due, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

     (a) Remedies. Upon the occurrence of any Event of Default as defined in the Credit Agreement and so long as such Event of Default is not continuing, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

     (b) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

     (c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the state of Oregon.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR


4 - PROMISSORY NOTE

HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

ELMER'S RESTAURANTS, INC.



By:  ANITA GOLDBERG
     ----------------------------------
     Anita Goldberg
     President


5 - PROMISSORY NOTE